Exhibit 99.1
Intapp Announces First Quarter Fiscal Year 2027 Financial Results
•First quarter subscription revenue of $125.5 million, up 29% year-over-year
•Cloud annual recurring revenue (“ARR”) of $515.3 million, up 28% year-over-year
•Trailing twelve months’ cloud net revenue retention rate as of September 30, 2026 was 123%
PALO ALTO, Calif., October 27, 2026 – Intapp, Inc. (NASDAQ: INTA), the leading governed AI platform for professional firms in highly regulated industries, announced financial results for its fiscal first quarter ended September 30, 2026. Intapp also provided its outlook for the second quarter and the full fiscal year 2027.
“Professional firms need AI that’s governed, grounded in their own data, and built to run the business of the firm. That’s Firm AI, a category Intapp created and defined,” said John Hall, Chairman and CEO of Intapp. “The response from the world’s leading firms has been remarkable. Managing partners and firm leaders are telling us this is exactly what they need. With Intapp Celeste now generally available and firms moving to the cloud, we’re confident in where we’re headed.”
First Quarter of Fiscal Year 2027 Financial Highlights
•Subscription revenue was $125.5 million, a 29% year-over-year increase compared to the first quarter of fiscal year 2026.
•Total revenue was $161.3 million, a 16% year-over-year increase compared to the first quarter of fiscal year 2026.
•Cloud ARR was $515.3 million as of September 30, 2026, a 28% year-over-year increase compared to Cloud ARR as of September 30, 2025. Cloud ARR represented 85% of total ARR as of September 30, 2026, compared to 80% as of September 30, 2025.
•Total ARR was $607.1 million as of September 30, 2026, a 20% year-over-year increase compared to total ARR as of September 30, 2025.
•GAAP operating loss was $(1.1) million, compared to a GAAP operating loss of $(14.5) million in the first quarter of fiscal year 2026.
•Non-GAAP operating income was $35.4 million, compared to a non-GAAP operating income of $20.9 million in the first quarter of fiscal year 2026.
•GAAP net loss was $(1.3) million, compared to a GAAP net loss of $(14.4) million in the first quarter of fiscal year 2026.
•Non-GAAP net income was $34.4 million, compared to a non-GAAP net income of $20.7 million in the first quarter of fiscal year 2026.
•GAAP net loss per share was $(0.02), compared to a GAAP net loss per share of $(0.18) in the first quarter of fiscal year 2026.
•Non-GAAP diluted net income per share was $0.44, compared to a non-GAAP diluted net income per share of $0.24 in the first quarter of fiscal year 2026.
•Cash and cash equivalents were $147.7 million as of September 30, 2026, compared to $162.8 million as of June 30, 2026.

•For the three months ended September 30, 2026, net cash provided by operating activities was $28.4 million, compared to net cash provided by operating activities of $13.8 million for the three months ended September 30, 2025.
•For the three months ended September 30, 2026, we repurchased 0.6 million shares of our common stock for an aggregate amount of $25.0 million.
Business Highlights
•As of September 30, 2026, we served more than 1,400 clients with contracts greater than $50,000 of ARR, including 908 clients with contracts greater than $100,000 of ARR.
•We upsold and cross-sold our existing clients such that our trailing twelve months’ cloud net revenue retention rate as of September 30, 2026 was 123%.
•We accelerated execution of our Firm AI strategy through the general availability of Intapp Celeste and the introduction of Compliance with Celeste and Time with Celeste, embedding agentic AI into professional firms' business acceptance, risk management, and revenue workflows.
•We expanded our AI ecosystem through strategic collaborations with OpenAI, Moody's, and Legora, helping firms apply frontier AI, trusted third-party intelligence, and firm knowledge within governed workflows.
•We launched the Intapp Profitability Network, a certified partner ecosystem designed to help law firms improve alignment across pricing, matter management, billing, and collections while protecting profitability and recovering lost revenue.
•We continued to add new clients and expand existing accounts, including law firms Baker Donelson, Bryan Cave Leighton Paisner, Practus, Shoosmiths, and Troutman Pepper Locke; accounting and consulting firm Forvis Mazars; BDO USA’s investment banking arm, BDO Capital Advisors; and legal services provider Epiq.

Fiscal 2027 Outlook
	Second Quarter	Fiscal Year
(in millions, except per share data)
Subscription revenue	$129.1 - $130.1	$530.5 - $534.5
Total revenue	$158.8 - $159.8	$658.2 - $662.2
Non-GAAP operating income	$31.8 - $32.8	$136.8 - $140.8
Non-GAAP diluted net income per share	$0.37 - $0.39	$1.64 - $1.68
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

The guidance regarding non-GAAP operating income excludes known pre-tax charges related to estimated stock-based compensation of $36.6 million for the second quarter of fiscal year 2027 and $138.1 million for fiscal year 2027 and amortization of intangible assets of $1.9 million for the second quarter of fiscal year 2027 and $7.4 million for fiscal year 2027. The guidance regarding non-GAAP diluted net income per share excludes known pre-tax charges related to estimated stock-based compensation of $0.46 per share for the second quarter of fiscal year 2027 and $1.73 per share for fiscal year 2027 and amortization of intangible assets of $0.02 per share for the second quarter of fiscal year 2027 and $0.09 per share for fiscal year 2027. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures, other than stock-based compensation and amortization of intangible assets, because certain of these reconciling items, including expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and income tax effect of non-GAAP adjustments, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.
Corporate Presentation
A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.
Webcast
Intapp will host a conference call for analysts and investors on Tuesday, October 27, 2026, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.
About Intapp
Intapp is the governed AI platform for professional firms in highly regulated industries. Intapp’s vertically tailored agentic solutions are built for the specialized workflows, complex relationship networks, and professional compliance requirements of accounting, consulting, investment banking, law, private capital, and real assets firms. By applying Firm AI to core processes and data, Intapp helps partners, dealmakers, and advisors drive firm growth, manage compliance, and improve profitability.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full fiscal year 2027, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “confident,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to compete in highly competitive markets, including AI products; our ability to manage the implementation of AI into our products and services and to comply with U.S. and global laws and regulations regarding AI; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the effect on our customers of the imposition of additional tariffs, duties, or taxes, changes to existing trade agreements, and other charges or barriers to trade and any resulting impact to global stock markets, foreign currency exchange rates, and existing inflationary pressures; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Presentation Changes Related to Subscription Revenue
Effective July 1, 2026, the Company adjusted the naming of “SaaS revenue” to be “subscription revenue” on our unaudited condensed consolidated statements of operations. There was no change to the Company's revenue recognition policy, except for the change in naming noted herein.

The presentation of cost of revenues has been conformed to reflect the changes related to the presentation of revenues. Such reclassifications related to the presentation of revenues and cost of revenues did not affect total revenues, operating income, or net income.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-

GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and the income tax effect of non-GAAP adjustments. Stock-based compensation includes the net effects of capitalization and amortization of stock-based compensation related to capitalized internal-use software costs. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
Free cash flow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
Other metrics include total ARR, Cloud ARR and Cloud net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365. Cloud net revenue retention rate is the portion of our net revenue retention rate, which represents the net revenue retention of our SaaS contracts. We calculate Cloud net revenue retention by starting with the Cloud ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period Cloud ARR. We then calculate the Cloud ARR from these same clients as of the current fiscal period, or current period Cloud ARR. We then divide the current period Cloud ARR by the prior period Cloud ARR to calculate the Cloud net revenue retention.
We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and the income tax effect of non-GAAP adjustments. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.
Investor Contact
David Trone
Senior Vice President, Investor Relations
Intapp, Inc.
ir@intapp.com
Media Contact
Emily Martinez
Global Media and Communications Director
Intapp, Inc.
press@intapp.com

INTAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended September 30,
	2026	2025
Revenues:
Subscription	$125,488	$97,524
License	23,030	29,187
Professional services	12,744	12,316
Total revenues	161,262	139,027
Cost of revenues:
Subscription	19,604	17,860
License	1,158	1,568
Professional services	14,894	15,768
Total cost of revenues	35,656	35,196
Gross profit	125,606	103,831
Gross margin	77.9%	74.7%
Operating expenses:
Research and development	40,823	40,934
Sales and marketing	57,783	48,786
General and administrative	28,062	28,566
Total operating expenses	126,668	118,286
Operating loss	(1,062)	(14,455)
Interest and other income, net	843	1,059
Net loss before income taxes	(219)	(13,396)
Income tax expense	(1,087)	(957)
Net loss	$(1,306)	$(14,353)
Net loss per share, basic and diluted	$(0.02)	$(0.18)
Weighted-average shares used to compute net loss per share, basic and diluted	76,593	81,878

INTAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2026	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$147,694	$162,813
Restricted cash	200	200
Accounts receivable, net	55,521	102,850
Unbilled receivables, net	10,149	10,619
Other receivables, net	1,877	3,089
Prepaid expenses	15,809	14,856
Deferred commissions, current	20,341	20,751
Total current assets	251,591	315,178
Property and equipment, net	28,065	26,964
Operating lease right-of-use assets	18,172	19,788
Goodwill	326,101	326,101
Intangible assets, net	27,143	29,001
Deferred commissions, noncurrent	24,069	25,343
Other assets	11,889	11,283
Total assets	$687,030	$753,658
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,836	$13,617
Accrued compensation	27,075	54,742
Accrued expenses	6,657	9,665
Deferred revenue, net	288,134	315,113
Other current liabilities	9,873	12,699
Total current liabilities	349,575	405,836
Deferred tax liabilities	722	757
Deferred revenue, noncurrent	2,279	2,556
Operating lease liabilities, noncurrent	14,292	15,863
Other liabilities	11,959	11,043
Total liabilities	378,827	436,055
Stockholders’ equity:
Common stock	76	76
Additional paid-in capital	1,158,021	1,141,116
Accumulated deficit	(849,894)	(823,589)
Total stockholders’ equity	308,203	317,603
Total liabilities and stockholders’ equity	$687,030	$753,658

INTAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net loss	$(1,306)	$(14,353)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,899	4,572
Amortization of operating lease right-of-use assets	1,603	1,430
Accounts receivable allowances	170	467
Stock-based compensation	33,080	27,287
Change in fair value of contingent consideration	—	500
Deferred income taxes	(35)	(159)
Foreign currency impact from dissolution of subsidiary	—	799
Asset impairments	—	1,351
Other	57	38
Changes in operating assets and liabilities:
Accounts receivable	47,052	28,564
Unbilled receivables, current	470	1,871
Prepaid expenses and other assets	386	701
Deferred commissions	1,684	509
Accounts payable and accrued liabilities	(27,890)	(21,869)
Deferred revenue, net	(27,256)	(19,775)
Operating lease liabilities	(1,853)	(1,321)
Other liabilities	(1,642)	3,183
Net cash provided by operating activities	28,419	13,795
Cash Flows from Investing Activities:
Purchases of property and equipment	(330)	(558)
Capitalized internal-use software costs	(1,988)	(2,294)
Business combinations, net of cash acquired	—	(9)
Purchase of strategic investments	—	(2,990)
Net cash used in investing activities	(2,318)	(5,851)
Cash Flows from Financing Activities:
Proceeds from stock option exercises	1,594	2,802
Payments related to tax withholding for vested equity awards	(16,802)	—
Payments for debt transaction costs	(1,145)	—
Repurchases of common stock	(25,000)	(50,022)
Net cash used in financing activities	(41,353)	(47,220)
Effect of foreign currency exchange rate changes on cash and cash equivalents	133	(396)
Net decrease in cash, cash equivalents and restricted cash	(15,119)	(39,672)
Cash, cash equivalents and restricted cash - beginning of period	163,013	313,309
Cash, cash equivalents and restricted cash - end of period	$147,894	$273,637

INTAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data and percentages)
The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
Non-GAAP Gross Profit

	Three Months Ended September 30,
	2026	2025
GAAP gross profit	$125,606	$103,831
Adjusted to exclude the following:
Stock-based compensation	3,020	2,388
Amortization of intangible assets	860	1,711
Restructuring and other costs (1)	185	74
Non-GAAP gross profit	$129,671	$108,004
Non-GAAP gross margin	80.4%	77.7%

Non-GAAP Operating Expenses

	Three Months Ended September 30,
	2026	2025
GAAP research and development	$40,823	$40,934
Stock-based compensation	(9,191)	(7,987)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	(485)	(1,075)
Restructuring and other costs (1)	(93)	(365)
Non-GAAP research and development	$31,054	$31,507

GAAP sales and marketing	$57,783	$48,786
Stock-based compensation	(10,996)	(7,893)
Amortization of intangible assets	(984)	(1,100)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	(483)	(1,075)
Restructuring and other costs (1)	—	(46)
Non-GAAP sales and marketing	$45,320	$38,672

GAAP general and administrative	$28,062	$28,566
Stock-based compensation	(9,873)	(9,019)
Amortization of intangible assets	(15)	(57)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	(17)	(505)
Transaction costs (3)	—	(569)
Restructuring and other costs (1)	(289)	(123)
Asset impairments (4)	—	(1,351)
Non-GAAP general and administrative	$17,868	$16,942
Non-GAAP Operating Income

	Three Months Ended September 30,
	2026	2025
GAAP operating loss	$(1,062)	$(14,455)
Adjusted to exclude the following:
Stock-based compensation	33,080	27,287
Amortization of intangible assets	1,859	2,868
Expenses associated with acquisition-related contingent and deferred liabilities (2)	985	2,655
Transaction costs (3)	—	569
Restructuring and other costs (1)	567	608
Asset impairments (4)	—	1,351
Non-GAAP operating income	$35,429	$20,883

Non-GAAP Net Income

	Three Months Ended September 30,
	2026	2025
GAAP net loss	$(1,306)	$(14,353)
Adjusted to exclude the following:
Stock-based compensation	33,080	27,287
Amortization of intangible assets	1,859	2,868
Expenses associated with acquisition-related contingent and deferred liabilities (2)	985	2,655
Transaction costs (3)	—	569
Restructuring and other costs (1)	567	608
Foreign currency impact from dissolution of subsidiary	—	799
Asset impairments (4)	—	1,351
Income tax effect of non-GAAP adjustments	(790)	(1,124)
Non-GAAP net income	$34,395	$20,660

GAAP net loss per share, basic and diluted	$(0.02)	$(0.18)
Non-GAAP net income per share, diluted	$0.44	$0.24

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	76,593	81,878
Weighted-average shares used to compute non-GAAP net income per share, diluted	78,705	84,438
Free Cash Flow

	Three Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$28,419	$13,795
Adjusted for the following cash outlay:
Purchases of property and equipment	(330)	(558)
Free cash flow	$28,089	$13,237
(1)Consists of employee severance and related benefits.
(2) Consists of incremental costs, which may include, fair value adjustments on contingent liabilities and compensation expenses related to compensation arrangements entered into concurrent with the closing of an acquisition that will become payable, if at all, only upon the achievement of certain performance milestones.
(3) Consists of costs related to acquisition-related transaction costs and acquisition termination costs.
(4) Consists of impairment costs related to capitalized cloud computing implementation costs from our digital transformation initiative.